Exhibit 5

March 24, 2017

Bank of Commerce Holdings

1901 Churn Creek Road

Redding, CA 96002

Re:	Bank of Commerce Holdings
Registration Statement on Form S-3

Ladies and Gentlemen:

At your request, we have examined the Registration Statement on Form S-3 (the “Registration Statement”) scheduled to be filed on the date hereof by Bank of Commerce Holdings, a California corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration pursuant to Rule 415 under the Securities Act and the proposed issuance and sale from time to time by the Company of:

(i)       shares of the Company’s common stock, no par value per share (“Common Stock”);

(ii)      shares of the Company’s preferred stock, no par value per share (“Preferred Stock”), in one or more series;

(iii)     warrants to purchase Common Stock, Preferred Stock, the Units (as defined below), or any combination of the foregoing (the “Warrants”), in one or more series, which may be issued pursuant to a warrant agreement (the “Warrant Agreement”) between the Company and a warrant agent to be named therein (the “Warrant Agent”); and

(iv)     units consisting of one or more of the securities described in clauses (i), (ii) and (iii) above (the “Units” and, together with Common Stock, Preferred Stock and the Warrants, each, a “Security” and collectively, the “Securities”), which may be issued pursuant to one or more unit agreements (each, a “Unit Agreement”) between the Company and a unit agent to be named therein (the “Unit Agent”).

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The offering of the Securities will be as described in the prospectus contained in the Registration Statement (the “Prospectus”), as supplemented by one or more supplements to the Prospectus (each, a “Prospectus Supplement”).

In rendering the opinions set forth below, we have examined the following:

(i)       the Registration Statement;

(ii)      the Company’s restated articles of incorporation (the “Articles”);

(iii)     the Company’s amended and restated bylaws;

(iv)     the resolutions adopted by the Board of Directors of the Company (the “Board”), dated February 21, 2017, relating to the filing of the Registration Statement;

(v)      a certificate of the Secretary of State of the State of California, dated March 10, 2017, as to the good standing of the Company in California;

(vi)     the Secretary’s Certificate and Certificate of Incumbency of the Company, dated the date hereof, executed by the Secretary of the Company, as to certain factual matters; and

(vii)     such other documents and such other matters of fact and law that we have deemed necessary for the purpose of rendering the opinions set forth below.

In such examination, we have assumed without verification (a) the authenticity of original documents and the genuineness of all signatures, (b) the conformity to originals of all documents submitted to us as copies, (c) the legal capacity of all natural persons and (d) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates examined by us.

Based upon the foregoing, and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that:

1.     With respect to an offering of shares of Common Stock covered by the Registration Statement, such shares of Common Stock will be validly issued, fully paid and non-assessable when: the shares of Common Stock have been issued and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement against payment therefor or (ii) upon exercise or conversion of any Security, in accordance with the terms of such Security or the instrument governing such Security providing for such exercise or conversion in exchange for the lawful consideration approved by the Board (or authorized committee thereof).

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2.     With respect to an offering of shares of Preferred Stock covered by the Registration Statement, such shares of Preferred Stock will be validly issued, fully paid and non-assessable when: (A) a certificate of determination designating the rights, preferences, privileges and restrictions of the shares of Preferred Stock has been duly executed and filed with the Secretary of State of the State of California and (B) the shares of Preferred Stock have been issued and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement against payment therefor or (ii) upon exercise or conversion of any Security in accordance with the terms of such Security or the instrument governing such Security providing for such exercise or conversion in exchange for the lawful consideration approved by the Board (or authorized committee thereof).

3.     With respect to an offering of the Warrants covered by the Registration Statement, such Warrants will constitute valid and binding obligations of the Company when: (A) the Warrant Agreement, if any, has been duly authorized, executed and delivered by the Company and the Warrant Agent, (B) the specific terms of the Warrants have been duly authorized and established in accordance with the Warrant Agreement, if any, and the applicable definitive purchase, underwriting or similar agreement and (C) the Warrants have been duly authorized, executed, issued and delivered in accordance with the Warrant Agreement, if any, and the applicable definitive purchase, underwriting or similar agreement against payment therefor.

4.     With respect to an offering of the Units covered by the Registration Statement, such Units will constitute valid and binding obligations of the Company when: (A) the Unit Agreement, if any, has been duly authorized, executed and delivered by the Company and the Unit Agent, (B) the specific terms of the Units have been duly authorized and established in accordance with the Unit Agreement, if any, and the applicable definitive purchase, underwriting or similar agreement and (C) the Units have been duly authorized, executed, issued and delivered either (i) in accordance with the Unit Agreement, if any, and the applicable definitive purchase, underwriting or similar agreement against payment therefor or (ii) upon exercise or conversion of any Security in accordance with the terms of such Security or instrument governing such Security providing for such exercise or conversion in exchange for the lawful consideration approved by the Board (or authorized committee thereof).

The opinions set forth in paragraphs 3 and 4 above are subject in each case to the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting the enforcement of creditors’ rights generally (including, without limitation, the effect of statutory or other laws regarding fraudulent transfers or conveyances or preferential transfers or conveyances) and general principles of reasonableness and equity, regardless of whether enforceability is considered in a proceeding in equity or at law.

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In connection with the opinions set forth above, we have assumed that, at or prior to the time of the delivery of any Security:

(i)       the Registration Statement and any amendments thereto (including post-effective amendments) shall have been declared effective by the Commission and shall comply with all applicable laws at the time such Security is offered or issued, and such effectiveness shall not have been terminated or rescinded;

(ii)      a Prospectus Supplement will have been prepared and filed with the Commission describing the Securities offered thereby and will comply with all applicable laws;

(iii)      such Security will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate Prospectus Supplement;

(iv)      all corporate or other action required to be taken by the Company to duly establish the terms of such Security and duly authorize the issuance and sale of such Security shall have been duly completed and shall not have been modified or rescinded;

(v)      a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto;

(vi)      any shares of Common Stock or Preferred Stock issuable upon conversion, exchange or exercise of any Security being offered or issued will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise;

(vii)     with respect to an offering of shares of Common Stock or Preferred Stock, there will be sufficient shares of Common Stock or Preferred Stock, as applicable, authorized under the Articles and not otherwise reserved for issuance;

(viii)    there shall not have occurred any change in law affecting the validity or enforceability of such Security; and

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(ix)     none of the terms of any Security to be established subsequent to the date hereof, nor the issuance and delivery of such Security, nor the compliance by the Company with the terms of such Security will violate any applicable law or public policy or will result in a violation of any provision of any instrument or agreement then binding upon the Company, or any restriction imposed by any court or governmental body having jurisdiction over the Company.

The opinions expressed herein are limited to the laws of the State of California. We express no opinion as to the effect of the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus which forms part of the Registration Statement. In giving such consent, we do not admit we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ Boutin Jones Inc.

Boutin Jones Inc.